EXHIBIT 21. SUBSIDIARIES

  Scott Paper Company, a corporation organized under the laws of Pennsylvania, has the following subsidiaries and affiliates. Information is shown as of December 25, 1993. Not listed are certain small subsidiaries, including dam, water power, finance and inactive subsidiaries, which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                                   PERCENTAGE
                                                    ORGANIZED      OF VOTING
                                                    UNDER THE      SECURITIES
                                                     LAWS OF       OWNED(/1/)
                                               ------------------- ----------
Consolidated subsidiaries
  Cape Chignecto Lands Limited................ Canada                 100%
  Cartiera Scott Sud S.p.A. .................. Italy                  100%
  Cross Paperware Limited..................... United Kingdom         100%
  Delaware Overseas Finance, Inc. ............ Delaware               100%
  Discott II, Inc. ........................... Delaware               100%
  Durafab, Inc. .............................. Texas                  100%
  Escuhbia Oil Company........................ Alabama                100%
  Excell Paper Sales Company.................. Pennsylvania           100%
  Financo Ltd. ............................... Cayman Islands,
                                               British West Indies    100%
  Health Care Company......................... Delaware               100%
  Owikeno Lake Timber Company Limited......... Canada                 100%
  Riscott Insurance, Ltd. .................... Bermuda                100%
  S.D. Warren Company......................... Pennsylvania           100%
  Scott CB Holding Co. ....................... Delaware               100%
  Scott Continental, N.V. .................... Belgium                100%
  Scott European Holdings, Inc. .............. Delaware               100%
  Scott Gennep N.V. .......................... Netherlands            100%
  Scott GmbH.................................. Germany                100%
  Scott Graphics, Inc. ....................... Massachusetts          100%
  Scott Iberica, S.A. ........................ Spain                 99.7%
  Scott Investment Company.................... Delaware               100%
  Scott Japan Limited......................... Japan                  100%
  Scott Kft................................... Hungary                100%
  Scott Limited............................... United Kingdom         100%
  Scott Maritimes Limited..................... Canada                 100%
  Scott Miranda, S.A. ........................ Spain                  100%
  Scott Page N.V. ............................ Netherlands            100%
  Scott Paper Beteiligungsgesellschaft mbH.... Germany                100%
  Scott Paper Company de Costa Rica, S.A. .... Costa Rica              51%
  Scott Paper Company--Honduras, S.A. de
   C.V. ...................................... Honduras                51%(/2/)
  Scott Paper Coordination Center, N.V. ...... Belgium                100%
  Scott Paper GmbH............................ Germany                100%
  Scott Paper (Hong Kong) Limited............. Hong Kong              100%
  Scott Paper International Finance (Nether-
   lands), B.V. .............................. Netherlands            100%
  Scott Paper International, Limited.......... Hong Kong              100%
  Scott Paper International Trade Venture (Eu-
   rope), B.V. ............................... Belgium                100%
  Scott Paper (Malaysia) Sdn. Bhd. ........... Malaysia               100%
  Scott Paper Overseas Finance Limited........ Cayman Islands,
                                               British West Indies    100%
  Scott Paper Portugal Lda. .................. Portugal               100%
  Scott Paper (Singapore) Pte. Ltd. .......... Singapore              100%
  Scott Paper (U.K.) Ltd. .................... United Kingdom         100%

                                                                   PERCENTAGE
                                                       ORGANIZED   OF VOTING
                                                       UNDER THE   SECURITIES
                                                        LAWS OF    OWNED(/1/)
                                                      ------------ ----------
  Scott Polymers, Inc................................ Texas           100%(/3/)
  Scott Polymers, Ltd................................ Canada          100%(/3/)
  Scott, S.A. ....................................... France          100%
  Scott S.N.C. ...................................... France          100%
  Scott S.p.A. ...................................... Italy           100%
  Scott Servicios y Asesorias Limitada (a partner-
   ship)............................................. Chile           100%
  Scott Timber Holding Company, Inc. ................ Alabama         100%
  Scott Trading Limited.............................. Thailand        100%
  Scott Worldwide, Inc. ............................. Pennsylvania    100%
  Scott Worldwide Inc. (Chile) y Compania Limitada (a
   partnership)...................................... Chile           100%
  Scottdel, Inc. .................................... Delaware        100%
  Skylark, Inc. ..................................... Maine           100%
  Taiwan Scott Paper Corporation..................... Taiwan         66.7%
  Thai-Scott Paper Company Limited................... Thailand       99.6%
  Three Rivers Timber Company........................ Washington      100%
Unconsolidated international affiliates
  Compania Industrial de San Cristobal, S.A. ........ Mexico           50%
  Desarrollos Dar de Mexico, S.A. de C.V. ........... Mexico           40%
  Scott Paper Limited................................ Canada           50%
  Ssangyong Paper Co., Ltd. ......................... Korea          23.8%
Other affiliates
  Cabin Bluff Management Company (a partnership)..... Delaware         50%
  Cabin Bluff Partners (a partnership)............... Delaware         50%
  Canso Chemicals Limited............................ Canada         33.3%
  Forestal e Industrial Santa Fe, S.A. .............. Chile            20%
  Forestal y Agricola Monte Aguila, S.A. ............ Chile            20%
  Mountain Tree Farm Company......................... Washington       50%
  Sancella, Inc. .................................... Canada           50%(/4/)
  Scott Health Care (a partnership).................. Delaware         50%

- --------
(/1/The)percentage shown includes ownership by Scott Paper Company and by other subsidiaries or affiliates listed.

(/2/This)subsidiary is 100% owned by Scott Paper Company de Costa Rica, S.A.

(/3/The)Company sold this subsidiary in February 1994.

(/4/This)affiliate is 100% owned by Scott Health Care.